Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report, dated March 28, 2024, relating to the consolidated financial statements of Expion360 Inc. included in the Annual Report on Form 10-K for the year ended December 31, 2023.

/s/ M&K CPAS, PLLC

www.mkacpas.com

The Woodlands, Texas

April 1, 2024